Exhibit 99.1

Investor/Press Contact:	Company Contact:
Marge Boccuti	Howard M. Sipzner
Manager, Investor Relations	EVP & CFO
610-832-7702	610-832-4907
marge.boccuti@bdnreit.com	howard.sipzner@bdnreit.com
Brandywine Realty Trust Announces First Quarter 2009 Earnings
Radnor, PA, April 29, 2009 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, announced today its financial and operating results for the three-month period ended March 31, 2009. The highlights are as follows:
Financial Highlights — First Quarter
•	Net loss allocated to common shares totaled $2.8 million or ($0.03) per diluted share in the first quarter of 2009 compared to net income of $10.9 million or $0.13 per diluted share in the first quarter of 2008. The first quarter of 2009 included $6.6 million of gains on the early extinguishment of debt, a $3.7 million provision for the impairment of real estate and $2.9 million of incremental credit reserves, while the first quarter of 2008 included $2.6 million of gains on the early extinguishment of debt and $11.0 million of income attributable to discontinued operations.

•	Funds from operations available to common shares and units (FFO) in the first quarter of 2009 totaled $50.5 million ($54.2 million excluding the $3.7 million impairment charge) or $0.55 per diluted share ($0.60 per diluted share excluding the impairment charge) compared to $60.5 million or $0.67 per diluted share in the first quarter of 2008. Our first quarter 2009 FFO payout ratio was 54.5% ($0.30 common share dividend paid / $0.55 FFO per share) or 50.0% excluding the impairment charge.

•	In the first quarter of 2009, we incurred $8.5 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $43.9 million of cash available for distribution (CAD) or $0.48 per diluted share compared to $46.4 million of CAD or $0.51 per diluted share in the first quarter of 2008 when we incurred $6.8 million of revenue maintaining capital expenditures. Our first quarter 2009 CAD payout ratio was 62.5% ($0.30 common share dividend paid / $0.48 CAD per share).
Portfolio Highlights
•	In the first quarter of 2009, our net operating income (NOI) excluding termination revenues and other income items increased 0.3% on a GAAP basis and 5.6% on a cash basis for our 233 same store properties which were 91.2% and 93.2% occupied on March 31, 2009 and March 31, 2008, respectively.

•	During the first quarter of 2009, we completed 717,986 square feet of total leasing activity including 510,285 square feet of renewals, 118,223 square feet of new leases and 89,478 square feet of tenant expansions. We achieved a 78.1% retention rate in our core portfolio with negative net absorption of 50,099 square feet excluding 21,328 square feet of early terminations and 178,641 square feet of tenant bankruptcies, or 62.0% including these items. During the first quarter of 2009, we achieved an 11.2% increase on our renewal rental rates and a 6.5% decrease on our new lease and expansion rental rates, both on a GAAP basis.

•	At March 31, 2009, our core portfolio (excluding four recently completed but not yet stabilized developments) was 91.2% occupied and 92.0% leased (reflecting leases commencing after March 31, 2009). With these four developments included, our core portfolio was 89.3% occupied and 91.6% leased at March 31, 2009. We owned 245 properties at March 31, 2009, encompassing 237

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

core properties aggregating 23.8 million square feet and eight development/ redevelopment properties aggregating 2.3 million square feet.
Investment Highlights
•	In the first quarter of 2009, we sold three properties in two transactions, generating $10.1 million of gross consideration and $0.2 million of gains. Subsequent to quarter end, we closed a $26.5 million sale of a single property bringing year to date sales to $36.6 million, or just over 20% of our $180 million 2009 sales goal. Net of transaction costs and a twelve month $1.0 million seller financing on one of the smaller sales, we realized $33.5 million of aggregate net proceeds from these sales which we used for debt repayments and other general corporate purposes. We currently have approximately $135 million of transactions in active discussions with $85 million of that under firm contract. We have many other properties in earlier stages of marketing or in initial bid solicitation and remain confident that we will meet or exceed our 2009 sales target.

•	At March 31, 2009, we were proceeding on two developments and six redevelopments with total project costs of $440.7 million of which a total of $276.5 million remained to be funded — $161.2 million in 2009 and $115.3 million in 2010. These amounts include $355.5 million of total project costs for the combined 30th Street Post Office (100% leased to the Internal Revenue Service) and Cira South Garage (94.3% leased to the Internal Revenue Service) in Philadelphia, Pennsylvania of which $257.2 million remained to be funded at March 31, 2009. We are also finishing the lease-up of the four recently completed developments for which we expect to spend up to an additional $35.6 million, all in 2009.
Capital Markets Highlights
•	During the first quarter of 2009, we repurchased a total of $34.9 million of our unsecured senior notes maturing in 2009, 2010 and 2011 (our exchangeable notes due 2026 with a put date in October 2011) in open-market transactions and completed a tender for $40.3 million of our 2009 Notes ($28.4 million of which are being held along with $4.1 million of prior open-market repurchases of these notes in an escrow account until the November 2009 maturity), generating aggregate gains of $6.6 million on the early extinguishment of debt.

•	At March 31, 2009, our net debt to gross assets measured 50.6% compared to a peak of 54.3% at September 30, 2007, reflecting a $535.6 million reduction in our net debt over that eighteen-month period. At March 31, 2009, we had $389.5 million available for use and drawdown under our various credit facilities.

•	We achieved a 2.6 times interest coverage ratio for the quarter ended March 31, 2009, the same as we achieved for the quarter ended March 31, 2008.

•	Subsequent to quarter end, we closed an $89.8 million first mortgage financing on Two Logan Square, a 702,006 square foot, 99.1% leased, class A, office tower in Philadelphia, PA. The loan features a 7.57% rate and a seven-year term with three years of interest only payments followed by a thirty-year amortization schedule. $68.6 million of the proceeds was used to repay without penalty the balance of the former Two Logan first mortgage loan and $21.2 million was used for general corporate purposes including the repayment of existing indebtedness.
“Our 2009 plan remains very much on track and is holding up well in the face of challenging economic conditions,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We had a successful quarter on our leasing activities, meeting or exceeding our objectives for new leases, retention, lease rates and capital deployment. We were pleased to close the Two Logan loan, and with continued progress on our capital raising initiatives, remain focused on sales and financings to enhance our balance sheet management and liquidity.”

Distributions
Our dividend policy is to match aggregate 2009 common share dividends to 2009 taxable income and to evaluate the mix of cash and common shares on an ongoing basis. On March 18, 2009, our Board of Trustees declared a quarterly dividend distribution of $0.10 per common share that was paid on April 17, 2009 to shareholders of record as of April 3, 2009, bringing total year-to-date 2009 dividends to $0.40 per common share. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on April 15, 2009 to holders of record as of March 30, 2009 of the Series C and Series D Preferred Shares, respectively.
2009 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are maintaining our previously issued guidance for full year 2009 FFO per diluted share to be in a range of $2.04 to $2.21 excluding impairment charges. When applicable, we report our FFO both with and without impairment charges. Our earnings and FFO guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2009 FFO per diluted share and earnings per diluted share:

Guidance for 2009	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.20)	to	$(0.03)
Plus: real estate depreciation and amortization	2.20		2.20

FFO per diluted share	$2.00	to	$2.17

Plus: impairment charges (incurred to date)	0.04		0.04

Adjusted FFO per diluted share	$2.04	to	$2.21

Our 2009 FFO guidance does not include any income or impairments from the sale of real estate not previously disclosed. Our 2009 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our current practice.
Accounting Disclosures
On January 1, 2009, we adopted FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which requires retrospective application. This adoption impacts our exchangeable notes due 2026 with a put date in 2011 that had an outstanding balance of $264.5 million as of March 31, 2009 and which were originally issued in October 2006. The retrospective treatment requires us to bifurcate the net proceeds of the exchangeable notes on a relative fair value basis (based on the then market “straight debt” interest rate) between unsecured debt and the equity conversion options issued in the transaction and affects previously recognized interest expense, capitalized interest and gain on extinguishment of debt associated with the convertible notes, and all related calculations such as net income per diluted share of the Company.
On January 1, 2009, we adopted FAS 160, Non-controlling Interests in Consolidated Financial Statements an Amendment to ARB 51, which affects the classification and potential recognition of any non-controlling interest (formerly called minority interest) relating to Operating Partnership unit-holders and outside owners of our three consolidated real estate ventures. Based on our analysis, the non-controlling interests related to the Operating Partnership will be reflected as a component of the Equity section of our Consolidated Balance Sheet, instead of within the “mezzanine” section. In addition, the non-controlling interest’s portion of earnings is now presented below net income. This presentation is applied retrospectively.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we also provide FFO adjusted for impairment charges. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding impairment charges, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
First Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, April 30, 2009 at 11:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #89222764. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, May 14, 2009 by calling 1-800-642-1687 and providing access code 89222764. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the first quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Second Quarter 2009 Conference Call
We anticipate that we will release our second quarter 2009 earnings on Tuesday, July 28, 2009, after the market close and will host our second quarter 2009 conference call on Wednesday, July 29, 2009, at 11:00 a.m. EDT. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 37.5 million square feet, including 26.2 million square feet which it owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2008. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Real estate investments:
Operating properties	$4,586,941	$4,596,137
Accumulated depreciation	(663,843)	(639,688)

	3,923,098	3,956,449
Construction-in-progress	138,310	122,219
Land inventory	112,902	112,699

	4,174,310	4,191,367

Cash and cash equivalents	4,083	3,924
Cash in escrow	—	31,385
Accounts receivable, net	10,068	11,762
Accrued rent receivable, net	85,072	86,362
Investment in real estate ventures	86,090	71,028
Deferred costs, net	82,935	89,327
Intangible assets, net	135,415	145,757
Notes receivable	49,343	48,048
Other assets	60,673	59,008

Total assets	$4,687,989	$4,737,968

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$484,320	$487,525
Borrowings under credit facilities	200,000	153,000
Unsecured term loan	183,000	183,000
Unsecured senior notes, net of discounts	1,844,016	1,917,970
Accounts payable and accrued expenses	89,094	74,824
Distributions payable	11,138	29,288
Tenant security deposits and deferred rents	58,973	58,692
Acquired lease intangibles, net	44,794	47,626
Other liabilities	51,064	63,545

Total liabilities	2,966,399	3,015,470

Brandywine Realty Trust’s equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	882	882
Additional paid-in capital	2,351,859	2,351,428
Deferred compensation payable in common stock	5,662	6,274
Common shares in treasury	(11,808)	(14,121)
Common shares held in grantor trust	(5,662)	(6,274)
Cumulative earnings	496,077	498,716
Accumulated other comprehensive loss	(6,534)	(17,005)
Cumulative distributions	(1,161,459)	(1,150,406)

Total Brandywine Realty Trust’s equity	1,669,060	1,669,537

Non-controlling interests	52,530	52,961

Total equity	1,721,590	1,722,498

Total liabilities and equity	$4,687,989	$4,737,968

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2008
Revenue
Rents	$123,604	$123,511
Tenant reimbursements	22,464	19,039
Termination fees	113	3,232
Third party management fees, labor reimbursement and leasing	4,764	5,679
Other	923	783

Total revenue	151,868	152,244

Operating Expenses
Property operating expenses	45,155	40,920
Real estate taxes	15,463	15,565
Third party management expenses	2,115	2,246
Depreciation and amortization	52,569	51,304
General & administrative expenses	4,958	4,912
Provision for impairment of real estate	3,700	—

Total operating expenses	123,960	114,947

Operating income	27,908	37,297

Other income (expense)
Interest income	579	203
Interest expense	(35,646)	(37,043)
Deferred financing costs	(1,252)	(1,508)
Equity in income of real estate ventures	586	1,115
Net (loss) on disposition of undepreciated real estate	—	(24)
Gain on early extinguishment of debt	6,639	2,563

(Loss) income from continuing operations	(1,186)	2,603

Discontinued operations:
Income from discontinued operations	119	3,013
Net gain on disposition of discontinued operations	194	7,981

Total discontinued operations	313	10,994

Net (loss) income	(873)	13,597

Net income from discontinued operations attributable to non-controlling interests — LP units	(10)	(463)
Net (loss) income attributable to non-controlling interests — partners’ share of consolidated real estate ventures	6	(40)
Net (loss) income attributable to non-controlling interests — LP units	99	(24)

Net (loss) income attributable to non-controlling interests	95	(527)

Net (loss) income attributable to Brandywine Realty Trust	(778)	13,070
Preferred share dividends	(1,998)	(1,998)
Amount allocated to unvested restricted shareholders	(37)	(167)

Net (loss) income available to Common Shareholders	$(2,813)	$10,905

PER SHARE DATA
Basic income (loss) per Common Share	$(0.03)	$0.13

Basic weighted-average shares outstanding	88,210,384	87,073,721

Diluted income (loss) per Common Share	$(0.03)	$0.13

Diluted weighted-average shares outstanding	88,210,384	87,088,131

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2008
Reconciliation of Net (Loss) Income to Funds from Operations:
Net (loss) income available to common shareholders	$(2,813)	$10,905

Add (deduct):
Net (loss) income attributable to non-controlling interests — LP units	(99)	24
Amount allocated to unvested restricted shareholders	37	167
Net loss on disposition of undepreciated real estate	—	24
Net income from discontinued operations attributable to non-controlling interests — LP units	10	463
Net (gain) on disposition of discontinued operations	(194)	(7,981)

Depreciation and amortization:
Real property — continuing operations	38,847	36,518
Leasing costs (includes acquired intangibles) — continuing operations	13,211	14,173
Real property — discontinued operations	46	3,231
Leasing costs (includes acquired intangibles) — discontinued operations	11	1,405
Company’s share of unconsolidated real estate ventures	1,855	2,067
Partners’ share of consolidated real estate ventures	(220)	(218)

Funds from operations	$50,691	$60,778
Funds from operations allocable to unvested restricted shareholders	(207)	(253)

Fund from operations available to common share and unit holders (FFO)	$50,484	$60,525

FFO per share — fully diluted	$0.55	$0.67

FFO, excluding provision for impairments	$54,184	$60,525

FFO per share, excluding provision for impairments — fully diluted	$0.60	$0.67

Weighted-average shares/units outstanding — fully diluted	91,027,005	90,909,415

Distributions paid per Common Share	$0.30	$0.44

Payout ratio of FFO (Dividends paid per Common Share divided / FFO per Share)	54.5%	65.7%

Payout ratio of FFO, excluding provision for impairments	50.0%	65.7%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Fund from operations available to common share and unit holders	$50,484	$60,525

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(2,171)	(6,609)
Deferred market rental income, including discontinued operations	(1,741)	(2,278)
Company’s share of unconsolidated real estate ventures’ straight-line and deferred market rent	90	74
Partners’ share of consolidated real estate ventures’ straight-line and deferred market rent	(2)	(39)
Operating expense from straight-line rent	363	383
Net (loss) on disposition of undepreciated real estate	—	(24)
Provision for impairment of real estate	3,700	—
Deferred compensation costs	1,221	1,158
Fair market value amortization — mortgage notes payable	(428)	(1,073)
Debt discount amortization — exchangeable notes	956	1,047
Revenue maintaining capital expenditures
Building improvements	(1,375)	(240)
Tenant improvements	(4,660)	(3,825)
Lease commissions	(2,512)	(2,731)

Total revenue maintaining capital expenditures	(8,547)	(6,796)

Cash available for distribution	$43,925	$46,368

CAD per share — fully diluted	$0.48	$0.51

Weighted-average shares/units outstanding — fully diluted	91,027,005	90,909,415

Distributions per Common Share	$0.30	$0.44

Payout ratio of CAD (Dividends paid per Common Share / CAD per Share)	62.5%	86.3%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 1st QUARTER
(unaudited and in thousands)
Of the 245 properties owned by the Company as of March 31, 2009, a total of 233 properties (“Same Store Properties”) containing an aggregate of 23.2 million net rentable square feet were owned for the entire three-month periods ended March 31, 2009 and 2008. Average occupancy for the Same Store Properties was 91.9% during 2009 and 93.4% during 2008. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2009	2008
Revenue
Rents	$119,631	$120,468
Tenant reimbursements	21,294	17,884
Termination fees	113	3,232
Other	351	530

	141,389	142,114

Operating expenses
Property operating expenses	41,843	39,221
Real estate taxes	14,290	14,593

Net operating income	$85,256	$88,300

Net operating income — percentage change over prior year	-3.4%

Net operating income, excluding termination fees & other	$84,792	$84,538

Net operating income, excluding termination fees & other — percentage change over prior year	0.3%

Net operating income	$85,256	$88,300
Straight line rents	(1,637)	(5,982)
FAS 141R rents	(1,681)	(1,437)
Non-cash ground rent	363	383

Cash — Net operating income	$82,301	$81,264

Cash — Net operating income — percentage change over prior year	1.3%

Cash — Net operating income, excluding termination fees & other	$81,837	$77,502

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	5.6%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended March 31,
	2009	2008
Net (loss) income	$(873)	$13,597
Add/(deduct):
Interest income	(579)	(203)
Interest expense	35,646	37,043
Deferred financing costs	1,252	1,508
Equity in income of real estate ventures	(586)	(1,115)
Depreciation and amortization	52,569	51,304
Net loss on disposition of undepreciated real estate	—	24
Provision for impairment of real estate	3,700	—
Gain on early extinguishment of debt	(6,639)	(2,563)
General & administrative expenses	4,958	4,912
Income from discontinued operations	(313)	(10,994)

Consolidated net operating income	89,135	93,513
Less: Net operating income of non same store properties	(1,737)	(2,166)
Less: Eliminations and non-property specific net operating income	(2,142)	(3,047)

Same Store net operating income	$85,256	$88,300